UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2024

SPRINGBIG HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40049	88-2789488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Ste. 500

Boca Raton, Florida, 33487

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (800) 772-9172

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

As previously reported, on January 23, 2024, SpringBig Holdings, Inc. (the “Company”) entered into a note purchase agreement pursuant to which it issued $6.4 million of 8% Senior Secured Convertible Promissory Notes due 2026 (the “Convertible Notes”) and $1.6 million of 12% Senior Secured Term Promissory Notes due 2026 (the “Term Notes”) in a private placement with the purchasers thereto (the “Purchasers”). In connection with the closing of the notes, the Company entered into a Directors Nomination Agreement (“Nomination Agreement”) on the same date with Shalcor Management, Inc., an Alberta corporation (“Shalcor”), and Lightbank II, L.P., a Delaware partnership (together with Shalcor, the “Investors”), each of which is a Purchaser.

On the January 23, 2024, pursuant to the Nomination Agreement, the Board appointed Matt Sacks as a Class I director of the Board and Shawn Dym as a Class II director of the Board, and on May 10, 2024, pursuant to the Nomination Agreement, the Board appointed Mark Silver as a Class I director of the Board.

Effective at 12 noon on September 23, 2024, Mr. Dym resigned as a member of the Board, including as Chair of the Audit Committee. The resignation of Mr. Dym was not due to any disagreements with the Company or the Board on any matter relating to the Company’s operations, policies, or practices.

On September 23, 2024, pursuant to the Nomination Agreement, the Board appointed Marc Shiffman, age 57, as a Class II director of the Board. Except for the Nomination Agreement, Mr. Shiffman was not selected pursuant to any arrangement or understanding between him and any other person. As of September 23, 2024, the Board comprised of Jeffrey Harris, Matt Sacks, Sergey Sherman, Mark Silver and Mr. Shiffman.

Mr. Shiffman is the former President and Chief Executive Officer, and served on the board of directors, at SMS Assist, a technology platform serving the property services management industry, which was acquired by Lessen Inc. in January 2023. Before being named CEO in April 2019, Mr. Shiffman was President and Chief Financial Officer. Mr. Shiffman currently serves on the Chicago Innovation Board of Advisors. Mr. Shiffman earned his bachelor’s degree in economics from the Wharton School of the University of Pennsylvania and his M.B.A. from The University of Chicago Booth School of Business.

Mr. Shiffman will serve as the Lead Independent director on the board of the Company and serve on the Audit Committee. The Audit Committee will comprise Mr. Sherman, the Chair, and Mr. Shiffman.

Item 7.01 Regulation FD Disclosure.

On September 23, 2024, the Company issued a press release announcing changes to its Board, a copy of which is attached hereto as Exhibit 99.1.

The information in Item 7.01 and in the accompanying Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such a filing.

Item 9.01. Exhibits

Exhibit No.	Description of Exhibit
99.1	Press release issued by SpringBig Holdings, Inc. on September 23, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINGBIG HOLDINGS, INC.

September 24, 2024	By:	/s/ Jeffrey Harris
Name: Jeffrey Harris
Title: Chief Executive Officer

2